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Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF

PAA NATURAL GAS STORAGE, L.P.

                        , 2013

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice from the Availability of Proxy Materials for the
Unitholder Meeting to be Held on                        , 2013
The proxy statement and proxy card
are available at [                        ]

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

/*/	00030030000000000000 1

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To approve the Agreement and Plan of Merger dated as of October 21, 2013 by and among Plains All American Pipeline, L.P., PAA Acquisition Company LLC, PAA Natural Gas Storage, L.P. and PNGS GP LLC, as it may be amended from time to time (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To adjourn the special meeting for any reason if determined to be appropriate by PNGS GP LLC.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND AT THE PROXIES' DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes in the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date	Signature of Unitholder	Date

/*/	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign a partnership name by authorized person.	/*/

/*/
PAA NATURAL GAS STORAGE, L.P.
SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON , 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PNGS GP LLC, THE GENERAL PARTNER OF PAA NATURAL GAS STORAGE, L.P.

The undersigned unitholder of PAA Natural Gas Storage, L.P., a Delaware limited partnership: hereby nominates and appoints [ ] and [ ], and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all the common units representing limited partner interests in PAA Natural Gas Storage, L.P. held of record by the undersigned on , 2013 in all matters that may properly come before the Special Meeting of Unitholders to be held on , 2013 at , local time, at , or any adjournment or postponement thereof.
(Continued and to be signed on the reverse aide.)
/*/ 14475 /*/

SPECIAL MEETING OF UNITHOLDERS OF

PAA NATURAL GAS STORAGE, L.P.

                        , 2013

PROXY VOTING INSTRUCTIONS

INTERNET—Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON—You may vote your units in person by attending the Special Meeting.
GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Unitholder Meeting to be Held on , 2013 The proxy statement and proxy card are available at [ ]

â Please detach along perforated line and mail in the envelope provided. â

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To approve the Agreement and Plan of Merger dated as of October 21, 2013 by and among Plains All American Pipeline, L.P., PAA Acquisition Company LLC, PAA Natural Gas Storage, L.P. and PNGS GP LLC, as it may be amended from time to time (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To adjourn the special meeting for any reason if determined to be appropriate by PNGS GP LLC.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND AT THE PROXIES' DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes in the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date	Signature of Unitholder	Date

/*/	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign a partnership name by authorized person.	/*/

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  Exhibit 99.2